SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 24, 2005

PDC 2003-D Limited Partnership

(Exact Name of Registrant as Specified in Charter)

West Virginia	56-2348528	000-50618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	Commission File Number

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report

Item 8.01.  Other Events

The Registrant has determined that the filing of its Form 10-Q quarterly report for the quarter ended June 30, 2005 will be delayed to allow the Registrant and its independent registered public accounting firm, KPMG LLP, to complete a comprehensive review of the Registrant's derivative accounting under Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133").  The Registrant uses derivative instruments as a means of reducing financial exposure to fluctuating oil and gas prices.  Changes in the fair value of derivatives classified as cash flow hedges from period to period are included as increases and decreases to Accumulated Other Comprehensive Income ("AOCI") under FAS 133.  This hedge accounting treatment is allowed for certain derivatives, including the types of derivatives used by the Registrant to reduce exposure to changes in oil and gas prices associated with the sale of oil and gas production.  In order to qualify for that treatment, specific standards and documentation requirements must be met.  Based on its evaluation to date, Petroleum Development Corporation ("PDC"), the managing general partner of the Registrant, believes that certain of the Registrant's derivative positions which have been accounted for as hedges do not qualify for hedge accounting treatment.  To the extent that this determination is correct, changes in the fair value of the derivatives will be required to be expensed or charged to revenue during the period of the change.  PDC believes that such treatment will have no material impact on the Registrant's operating cash flows or cash position.

As a part of its preparation of the Registrant's second quarter financial statements, the Registrant undertook a review of its accounting for oil and gas derivatives.  The Registrant believed that its longstanding derivative accounting treatment was permitted under FAS 133.  However, following discussions with KPMG and after a review of the applicable derivative accounting rules, the Registrant's accounting policies and documentation of the Registrant's derivative accounting records, PDC determined that certain of the Registrant's derivatives do not qualify for hedge accounting under FAS 133.

The primary effect of a change in classification of the derivative instrument will be the inclusion of any increases or decreases in the fair value of non-terminated derivative instruments in the calculation of the Registrant's net income for the period in which the increases or decreases in the fair value occur.  Under the previous accounting treatment increases and decreases in the fair values of continuing derivative instruments were recorded in AOCI, and did not increase or decrease the net income for the period.

At this time, the Registrant anticipates that it could require as much as four to six weeks to complete the evaluation of the Registrant's derivatives, to determine the impact on the Registrant's financial statements, and to allow KPMG to complete any required review of the Registrant's financial statements.  Until the evaluation has been completed, the Registrant is unable to determine whether or not the impact of the review will have a material effect upon the Registrant's net income.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2003-D Limited Partnership

Date  August 25, 2005

By  /s/    Darwin L. Stump

                Darwin L. Stump

                Chief Financial Officer of

                Petroleum Development Corporation

                Managing General Partner of the

                PDC 2003-D Limited Partnership